RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Final Pricing Supplement Pricing Supplement Dated January 16, 2013 to the Product Prospectus Supplement, Prospectus Supplement, and Prospectus, Each Dated January 28, 2011	$6,336,000 Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering sixteen (16) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page 1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011 and “Selected Risk Considerations” beginning on P7 of this pricing supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Sixteen RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	January 16, 2013	Principal Amount:	$1,000 per RevCons
Issuance Date:	January 18, 2013	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

3806	Abercrombie & Fitch Co. (ANF)	12.25%	$50.01	$40.01	3 Months	78008SUK0	$90,000	100%	$1,575.00 1.75%	$88,425.00 98.25%

3807	Deckers Outdoor Corporation (DECK)	15.00%	$38.56	$26.99	3 Months	78008SUL8	$892,000	100%	$15,610.00 1.75%	$876,390.00 98.25%

3808	J.C. Penney Company, Inc. (JCP)	15.00%	$18.79	$13.15	3 Months	78008SUM6	$152,000	100%	$2,660.00 1.75%	$149,340.00 98.25%

3809	PulteGroup Inc. (PHM)	11.75%	$19.34	$15.47	3 Months	78008SUN4	$135,000	100%	$2,025.00 1.50%	$132,975.00 98.50%

3810	Seagate Technology PLC (STX)	10.50%	$34.30	$27.44	3 Months	78008SUP9	$40,000	100%	$700.00 1.75%	$39,300.00 98.25%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Initial Stock Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission(1)	Proceeds to Royal Bank of Canada(1)

3811	United States Steel Corporation (X)	9.50%	$24.52	$18.39	3 Months	78008SUQ7	$720,000	100%	$12,600.00 1.75%	$707,400.00 98.25%

3812	Apple Inc. (AAPL)	8.75%	$506.09	$404.87	6 Months	78008SUR5	$599,000	100%	$11,980.00 2.00%	$587,020.00 98.00%

3814	Delta Air Lines, Inc. (DAL)	10.75%	$13.92	$10.44	6 Months	78008SUT1	$47,000	100%	$940.00 2.00%	$46,060.00 98.00%

3815	Dean Foods Company (DF)	10.00%	$18.20	$14.56	6 Months	78008SUU8	$70,000	100%	$1,225.00 1.75%	$68,775.00 98.25%

3816	D.R. Horton, Inc. (DHI)	8.75%	$21.00	$15.75	6 Months	78008SUV6	$122,000	100%	$2,135.00 1.75%	$119,865.00 98.25%

3817	Freeport-McMoRan Copper & Gold Inc. (FCX)	8.75%	$34.25	$27.40	6 Months	78008SUW4	$1,032,000	100%	$20,640.00 2.00%	$1,011,360.00 98.00%

3819	Silver Wheaton Corporation (SLW)	10.00%	$36.37	$29.10	6 Months	78008SUYO	$80,000	100%	$1,400.00 1.75%	$78,600.00 98.25%

3820	Tesoro Corporation (TSO)	12.00%	$43.70	$34.96	6 Months	78008SUZ7	$157,000	100%	$3,140.00 2.00%	$153,860.00 98.00%

3821	American International Group, Inc. (AIG)	7.75%	$35.54	$28.43	12 Months	78008SVA1	$30,000	100%	$675.00 2.25%	$29,325.00 97.75%

3822	Citigroup Inc. (C)	8.50%	$42.48	$33.98	12 Months	78008SVB9	$120,000	100%	$2,700.00 2.25%	$117,300.00 97.75%

3823	Halliburton Company (HAL)	8.00%	$36.26	$29.01	12 Months	78008SVC7	$2,050,000	100%	$51,250.00 2.50%	$1,998,750.00 97.50%

(1) The price to public for RevCons sold to certain advisory accounts was 98.75% for the 3 month RevCons, 98.50% for the 6 month RevCons and 98.25% for the 12 month RevCons.  RBC Capital Markets, LLC did not receive an agent’s commission in connection with these sales.

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to sixteen (16) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Six (6) of the Notes have a term of three months (“Three Month Notes”), seven (7) have a term of six months (“Six Month Notes”) and three (3) have a term of twelve months (“Twelve Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	January 16, 2013

Issuance Date:	January 18, 2013

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on 18th day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	April 16, 2013

Maturity Date:	April 18, 2013

Six Month Notes:

Valuation Date:	July 16, 2013

Maturity Date:	July 18, 2013

Twelve Month Notes:

Valuation Date:	January 15, 2014

Maturity Date:	January 17, 2014

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)           the Final Stock Price is less than the Initial Stock Price; and

(ii)          on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

U.S. FEDERAL TAX INFORMATION

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RevCon 78008SUK0 (ANF): 0.30% of each stated interest payment (12.25%) in total) will be treated as an interest payment and 11.95% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

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RevCon 78008SUL8 (DECK): 0.30% of each stated interest payment (15.00%) in total) will be treated as an interest payment and 14.70% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUM6 (JCP): 0.30% of each stated interest payment (15.00%) in total) will be treated as an interest payment and 14.70% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUN4 (PHM): 0.30% of each stated interest payment (11.75%) in total) will be treated as an interest payment and 11.45% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUP9 (STX): 0.30% of each stated interest payment (10.50%) in total) will be treated as an interest payment and 10.20% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUQ7 (X): 0.30% of each stated interest payment (9.50%) in total) will be treated as an interest payment and 9.20% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUR5 (AAPL): 0.49% of each stated interest payment (8.75%) in total) will be treated as an interest payment and 8.26% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

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RevCon 78008SUT1 (DAL): 0.49% of each stated interest payment (10.75%) in total) will be treated as an interest payment and 10.26% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUU8 (DF): 0.49% of each stated interest payment (10.00%) in total) will be treated as an interest payment and 9.51% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUV6 (DHI): 0.49% of each stated interest payment (8.75%) in total) will be treated as an interest payment and 8.26% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUW4 (FCX): 0.49% of each stated interest payment (8.75%) in total) will be treated as an interest payment and 8.26% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008SUYO (SLW): 0.49% of each stated interest payment (10.00%) in total) will be treated as an interest payment and 9.51% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SUZ7 (TSO): 0.49% of each stated interest payment (12.00%) in total) will be treated as an interest payment and 11.51% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SVA1 (AIG): 0.81% of each stated interest payment (7.75%) in total) will be treated as an interest payment and 6.94% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SVB9 (C): 0.81% of each stated interest payment (8.50%) in total) will be treated as an interest payment and 7.69% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SVC7 (HAL): 0.81% of each stated interest payment (8.00%) in total) will be treated as an interest payment and 7.19% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

Dividend Equivalent. A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder (as defined in the product prospectus supplement).  Under recently proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments made on the notes on or after January 1, 2014 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, non-U.S. holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the notes in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Internal Revenue Service has issued notices and the Treasury Department has issued proposed regulations affecting the legislation enacted on March 18, 2010 and discussed in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences — Supplemental U.S. Tax Considerations—Legislation Affecting Taxation of Notes Held By or Through Foreign Entities.”  Pursuant to the Internal Revenue Service notices, withholding requirements with respect to payments made on the Notes will generally begin no earlier than January 1, 2014. Pursuant to the proposed regulations, if finalized in their current form, the withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2013.  Holders are urged to consult their own tax advisors regarding the implications of this legislation and subsequent guidance on their investment in the Notes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

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Abercrombie & Fitch Co. a specialty retailer that operates stores and direct-to-consumer operations. Through these channels, the company sells casual sportswear apparel. Its Class A common stock trades on the New York Stock Exchange under the symbol “ANF.”

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Deckers Outdoor Corporation designs and markets footwear and accessories. The company offers footwear for men, women and children. The company sells its products including accessories such as handbags, headwear, and outerwear, through domestic retailers and international distributors and directly to end-user consumers, through call centers, retail concept stores and retail outlet stores. Its common stock trades on the Nasdaq Global Select Market under the symbol “DECK.”

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J.C. Penney Company, Inc., through a subsidiary, operates department stores in the United States and Puerto Rico. The company provides merchandise and services to consumers through department stores, catalog departments, and the Internet. The company markets primarily family apparel, jewelry, shoes, accessories, and home furnishings. Its common stock trades on the New York Stock Exchange under the symbol “JCP.”

•
PulteGroup Inc. sells and constructs homes, and purchases, develops, and sells residential land and develops active adult communities. The company also provides mortgage financing, title insurance, and other services to home buyers. The company has operations in various markets across the United States and Puerto Rico. Its common stock trades on the New York Stock Exchange under the symbol “PHM.”

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Seagate Technology PLC designs, manufactures, and markets hard disk drives for enterprise applications, client compute applications, client non-compute applications, personal data backup systems, portable external storage systems and digital media systems. The company also provides data storage services for businesses, including online backup, data protection and recovery solutions. Its ordinary shares trade on the Nasdaq Global Select Market under the symbol “STX.”

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

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United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. Its common stock trades on the Nasdaq Global Select Market under the symbol “AAPL.”

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Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock trades on the New York Stock Exchange under the symbol “DAL.”

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Dean Foods Company is a food and beverage company that produces a full line of company-branded and private label dairy and dairy-related products. The company provides products such as milk and milk-based beverages, ice cream, half and half, whipping cream, sour cream, cottage cheese, yogurt, dips, and soy milk. The company also supplies pickles, juice, juice drinks, and water. Its common stock trades on the New York Stock Exchange under the symbol “DF.”

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D.R. Horton, Inc. constructs and sells single-family homes designed primarily for the entry-level and move-up markets. The company operates in the Midwest, Mid-Atlantic, Southeast, Southwest, and Western regions of the United States. The company also, through its financial services operations, provide mortgage financing and title agency services to homebuyers. Its common stock trades on the New York Stock Exchange under the symbol “DHI.”

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

•
Silver Wheaton Corporation purchases and sells by-product silver from operating mines. The company has long term contracts to purchase all or a portion of the silver production from mines in Mexico, Sweden, Peru, Greece and the United States. Its common stock trades on the New York Stock Exchange under the symbol “SLW.

•
Tesoro Corporation refines and markets petroleum products, and provides transporting services. The company operates refineries, as well as a network of retail and refueling stations in the western United States. The company also markets gasoline and diesel fuel to independent marketers and commercial end users. Its common stock trades on the New York Stock Exchange under the symbol “TSO.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
American International Group, Inc. is a holding company which, through its subsidiaries provides a varied range of insurance and insurance-related activities in the United States and abroad. The company's main activities include both general and life insurance and retirement services operations as well as financial services and asset management. Its common stock trades on the New York Stock Exchange under the symbol “AIG.”

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. The company's services include investment banking, retail brokerage, corporate banking, and cash management products and services. Its common stock trades on the New York Stock Exchange under the symbol “C.”

•
Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Its common stock trades on the New York Stock Exchange under the symbol “HAL.”

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2010, 2011 and 2012, and the period from January 1, 2013 to January 16, 2013.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	45.98	29.88	45.64
4/1/2010	6/30/2010	51.11	30.12	30.69
7/1/2010	9/30/2010	40.31	29.94	39.32
10/1/2010	12/31/2010	58.49	37.31	57.63

1/1/2011	3/31/2011	59.88	48.21	58.70
4/1/2011	6/30/2011	77.65	58.13	66.92
7/1/2011	9/30/2011	78.23	55.77	61.56
10/1/2011	12/30/2011	77.47	44.24	48.84

1/1/2012	3/30/2012	54.10	40.25	49.61
4/1/2012	6/29/2012	54.01	29.52	34.14
7/1/2012	9/28/2012	39.64	28.65	33.92
10/1/2012	12/27/2012	49.09	30.06	46.16

1/1/2013	1/16/2013	50.28	46.17	50.01

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	47.57	31.11	46.00
4/1/2010	6/30/2010	56.09	40.77	47.62
7/1/2010	9/30/2010	53.65	42.95	49.96
10/1/2010	12/31/2010	87.88	47.81	79.74

1/1/2011	3/31/2011	94.70	71.18	86.15
4/1/2011	6/30/2011	97.00	76.83	88.14
7/1/2011	9/30/2011	105.77	72.79	93.26
10/1/2011	12/30/2011	118.90	75.51	75.57

1/1/2012	3/30/2012	92.27	61.76	63.05
4/1/2012	6/29/2012	69.80	42.16	44.01
7/1/2012	9/28/2012	51.64	34.60	36.64
10/1/2012	12/27/2012	44.13	28.56	38.11

1/1/2013	1/16/2013	41.92	35.70	38.56

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	33.75	23.93	32.17
4/1/2010	6/30/2010	33.75	21.41	21.48
7/1/2010	9/30/2010	27.30	19.44	27.18
10/1/2010	12/31/2010	35.10	26.79	32.31

1/1/2011	3/31/2011	38.61	28.71	35.91
4/1/2011	6/30/2011	41.00	29.82	34.54
7/1/2011	9/30/2011	35.16	23.45	26.78
10/1/2011	12/30/2011	35.88	25.44	35.15

1/1/2012	3/30/2012	43.18	32.46	35.43
4/1/2012	6/29/2012	36.89	21.34	23.31
7/1/2012	9/28/2012	32.52	19.06	24.29
10/1/2012	12/27/2012	26.97	15.70	19.52

1/1/2013	1/16/2013	20.94	17.36	18.79

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	11.91	9.99	11.25
4/1/2010	6/30/2010	13.91	8.25	8.28
7/1/2010	9/30/2010	9.31	7.70	8.76
10/1/2010	12/31/2010	8.92	6.13	7.52

1/1/2011	3/31/2011	8.69	6.52	7.40
4/1/2011	6/30/2011	8.44	6.79	7.66
7/1/2011	9/30/2011	7.86	3.41	3.95
10/1/2011	12/30/2011	6.58	3.29	6.31

1/1/2012	3/30/2012	9.69	6.37	8.85
4/1/2012	6/29/2012	10.81	7.63	10.70
7/1/2012	9/28/2012	17.47	9.96	15.50
10/1/2012	12/27/2012	18.86	14.55	17.76

1/1/2013	1/16/2013	19.80	18.33	19.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	21.58	16.48	18.26
4/1/2010	6/30/2010	20.89	13.00	13.04
7/1/2010	9/30/2010	15.28	9.84	11.78
10/1/2010	12/31/2010	16.33	11.30	15.03

1/1/2011	3/31/2011	15.33	12.26	14.40
4/1/2011	6/30/2011	18.32	14.14	16.16
7/1/2011	9/30/2011	17.16	9.96	10.28
10/1/2011	12/30/2011	18.60	9.05	16.40

1/1/2012	3/30/2012	28.62	16.21	26.95
4/1/2012	6/29/2012	32.54	21.62	24.73
7/1/2012	9/28/2012	35.70	23.86	31.00
10/1/2012	12/27/2012	31.49	24.90	30.21

1/1/2013	1/16/2013	34.69	30.83	34.30

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	12/30/2011	29.23	18.85	26.46

1/1/2012	3/30/2012	32.52	24.78	29.37
4/1/2012	6/29/2012	30.66	17.67	20.60
7/1/2012	9/28/2012	23.84	17.81	19.07
10/1/2012	12/27/2012	24.78	18.74	23.64

1/1/2013	1/16/2013	26.29	24.16	24.52

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	237.48	190.26	234.93
4/1/2010	6/30/2010	279.00	199.35	251.53
7/1/2010	9/30/2010	294.73	235.56	283.75
10/1/2010	12/31/2010	326.65	277.77	322.56

1/1/2011	3/31/2011	364.90	324.88	348.45
4/1/2011	6/30/2011	355.00	310.65	335.67
7/1/2011	9/30/2011	422.85	334.22	381.18
10/1/2011	12/30/2011	426.69	354.27	405.00

1/1/2012	3/30/2012	621.42	409.00	599.47
4/1/2012	6/29/2012	644.00	528.69	584.00
7/1/2012	9/28/2012	705.07	570.00	667.26
10/1/2012	12/27/2012	676.74	501.25	515.06

1/1/2013	1/16/2013	555.00	483.45	506.09

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	6/30/2010	14.94	10.90	11.75
7/1/2010	9/30/2010	12.80	9.60	11.64
10/1/2010	12/31/2010	14.54	10.96	12.60

1/1/2011	3/31/2011	13.21	9.71	9.80
4/1/2011	6/30/2011	11.60	8.92	9.17
7/1/2011	9/30/2011	9.41	6.46	7.50
10/1/2011	12/30/2011	9.12	6.65	8.09

1/1/2012	3/30/2012	11.57	7.84	9.91
4/1/2012	6/29/2012	12.25	9.78	10.95
7/1/2012	9/28/2012	11.25	8.42	9.16
10/1/2012	12/27/2012	11.97	9.11	11.57

1/1/2013	1/16/2013	14.10	11.97	13.92

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	18.79	14.27	15.69
4/1/2010	6/30/2010	17.00	9.39	10.07
7/1/2010	9/30/2010	12.08	9.47	10.21
10/1/2010	12/31/2010	10.86	7.13	8.84

1/1/2011	3/31/2011	10.78	8.75	10.00
4/1/2011	6/30/2011	13.90	9.65	12.27
7/1/2011	9/30/2011	12.54	7.83	8.87
10/1/2011	12/30/2011	11.29	8.04	11.20

1/1/2012	3/30/2012	12.58	10.50	12.11
4/1/2012	6/29/2012	17.07	11.45	17.03
7/1/2012	9/28/2012	17.49	11.67	16.35
10/1/2012	12/27/2012	19.17	14.28	16.12

1/1/2013	1/16/2013	18.26	16.73	18.20

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	13.50	10.87	12.60
4/1/2010	6/30/2010	15.44	9.82	9.83
7/1/2010	9/30/2010	11.38	9.42	11.12
10/1/2010	12/31/2010	12.30	9.77	11.93

1/1/2011	3/31/2011	13.50	11.19	11.65
4/1/2011	6/30/2011	12.67	10.63	11.52
7/1/2011	9/30/2011	12.54	8.82	9.04
10/1/2011	12/30/2011	12.89	8.03	12.61

1/1/2012	3/30/2012	16.45	12.75	15.17
4/1/2012	6/29/2012	18.44	13.80	18.38
7/1/2012	9/28/2012	22.78	16.94	20.64
10/1/2012	12/27/2012	22.31	17.71	19.48

1/1/2013	1/16/2013	21.41	20.02	21.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	9/30/2011	56.78	30.37	30.45
10/1/2011	12/30/2011	43.50	28.85	36.79

1/1/2012	3/30/2012	48.96	36.76	38.04
4/1/2012	6/29/2012	39.43	31.16	34.07
7/1/2012	9/28/2012	43.65	31.08	39.58
10/1/2012	12/27/2012	42.89	30.55	33.68

1/1/2013	1/16/2013	35.74	34.14	34.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	17.80	13.04	15.68
4/1/2010	6/30/2010	21.89	15.96	20.10
7/1/2010	9/30/2010	27.10	17.64	26.65
10/1/2010	12/31/2010	42.34	25.35	39.04

1/1/2011	3/31/2011	46.38	28.86	43.36
4/1/2011	6/30/2011	47.59	29.79	33.00
7/1/2011	9/30/2011	42.50	29.31	29.45
10/1/2011	12/30/2011	37.37	25.84	28.96

1/1/2012	3/30/2012	40.35	29.75	33.20
4/1/2012	6/29/2012	34.19	23.00	26.84
7/1/2012	9/28/2012	40.28	25.00	39.71
10/1/2012	12/27/2012	41.30	34.04	34.56

1/1/2013	1/16/2013	37.57	34.25	36.37

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	15.33	11.49	13.90
4/1/2010	6/30/2010	14.43	10.76	11.67
7/1/2010	9/30/2010	13.49	10.40	13.36
10/1/2010	12/31/2010	18.94	12.80	18.54

1/1/2011	3/31/2011	27.96	17.60	26.83
4/1/2011	6/30/2011	28.74	20.40	22.91
7/1/2011	9/30/2011	25.78	17.83	19.47
10/1/2011	12/30/2011	29.60	17.44	23.36

1/1/2012	3/30/2012	30.14	21.50	26.84
4/1/2012	6/29/2012	27.27	20.77	24.96
7/1/2012	9/28/2012	42.36	24.84	41.90
10/1/2012	12/27/2012	45.41	35.28	43.51

1/1/2013	1/16/2013	45.43	39.85	43.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	32.21	18.04	28.60
4/1/2010	6/30/2010	38.45	26.90	28.85
7/1/2010	9/30/2010	35.34	27.23	32.75
10/1/2010	12/31/2010	51.67	32.08	48.27

1/1/2011	3/31/2011	52.66	34.95	35.14
4/1/2011	6/30/2011	35.57	27.10	29.32
7/1/2011	9/30/2011	30.33	21.19	21.95
10/1/2011	12/30/2011	27.15	19.18	23.20

1/1/2012	3/30/2012	31.30	23.41	30.83
4/1/2012	6/29/2012	35.04	27.20	32.09
7/1/2012	9/28/2012	35.42	29.90	32.79
10/1/2012	12/27/2012	37.66	30.64	34.97

1/1/2013	1/16/2013	36.60	34.56	35.54

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	44.00	31.10	40.50
4/1/2010	6/30/2010	50.70	35.30	37.60
7/1/2010	9/30/2010	43.00	36.20	39.00
10/1/2010	12/31/2010	48.50	39.10	47.30

1/1/2011	3/31/2011	51.50	43.40	44.20
4/1/2011	6/30/2011	46.90	36.76	41.64
7/1/2011	9/30/2011	43.05	23.19	25.62
10/1/2011	12/30/2011	34.40	21.40	26.31

1/1/2012	3/30/2012	38.40	27.16	36.55
4/1/2012	6/29/2012	37.14	24.61	27.41
7/1/2012	9/28/2012	35.25	24.91	32.72
10/1/2012	12/27/2012	40.18	32.70	39.25

1/1/2013	1/16/2013	43.24	40.71	42.48

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P28

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	34.87	27.71	30.13
4/1/2010	6/30/2010	35.22	21.10	24.55
7/1/2010	9/30/2010	33.84	24.27	33.07
10/1/2010	12/31/2010	41.72	28.86	40.83

1/1/2011	3/31/2011	50.47	37.69	49.84
4/1/2011	6/30/2011	51.39	44.47	51.00
7/1/2011	9/30/2011	57.77	30.48	30.52
10/1/2011	12/30/2011	40.42	27.21	34.51

1/1/2012	3/30/2012	39.19	32.02	33.19
4/1/2012	6/29/2012	35.32	26.29	28.39
7/1/2012	9/28/2012	37.99	27.62	33.69
10/1/2012	12/27/2012	36.00	29.84	34.60

1/1/2013	1/16/2013	36.96	35.08	36.26
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P29

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about January 18, 2013, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as “T+2”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

VALIDITY OF THE NOTES

In the opinion of Norton Rose Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 6, 2012, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on March 6, 2012.

In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated March 6, 2012, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated March 6, 2012.

RBC Capital Markets, LLC
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